Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-181360 on Form S-1 of Shepherd’s Finance, LLC of our report dated February 26, 2014 relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Enterprise, Alabama

March 25, 2014